Exhibit 10.33

STATE OF KANSAS	)

JOHNSON COUNTY	)

WADDELL & REED FINANCIAL, INC. NON-QUALIFIED STOCK OPTION

GRANT AGREEMENT

                WADDELL & REED FINANCIAL, INC., a corporation organized and existing under the laws of the state of Delaware (the “Company”), does hereby grant and give unto                                          (the “Optionee”), the following non-qualified stock options (the “Option”) upon the terms and conditions hereinafter set forth.

AUTHORITY FOR GRANT

                1.             Employee Incentive Plan.  The Option is granted under the provisions of the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as Amended and Restated (the “Plan”), as a non-qualified option and is subject to the terms and provisions of the Plan.  Capitalized terms used but not defined herein shall have the meaning given them in the Plan, which is incorporated by reference herein.

TERMS OF OPTION

                2.             Number of Shares.  In consideration of future services to the Company, the Optionee is hereby granted an option to purchase from the Company                          shares (the “Shares”) of the Company’s Class A Common Capital Stock, par value $.01.

                3.             Option Price Per Share.  The option price for each Share subject to the Option shall be $                  , the Fair Market Value per share of the Stock on          ,      (the “Grant Date”).

                4.             Option Period.  The Option shall be and become first exercisable six (6) months from the Grant Date.  Notwithstanding any other provision of this Agreement, if the Option is not exercised with respect to all Shares prior to                   , which is the expiration date of the

original Option Period for the exercised Option giving rise to the grant of this Option (the “Original Expiration Date”), it shall terminate and the parties hereto shall have no further rights or obligations hereunder.  For the purposes of this Agreement, “Option Period” shall mean the period beginning on the Grant Date and ending on the Original Expiration Date, not to exceed a ten (10) year and two (2) day period commencing on the Grant Date.

5.             Method of Exercise.  The Option may be exercised to the extent then exercisable in whole or in part at any time during the Option Period, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Compensation Committee of the Waddell & Reed Financial, Inc. Board of Directors (the “Committee”).  Payment in full or in part may also be made in the form of Stock already owned by the Optionee (based on the fair market value of the Stock on the date the Option is exercised).  The Optionee shall have the rights to dividends or other rights of a stockholder with respect to the Shares subject to the option when the Optionee has given written notice of exercise and has paid in full for such Shares.

6.             Restoration Provision.  If payment on exercise of the Option is made in the form of Stock, and the exercise occurs on the Annual SORP Exercise Date, an additional Option (“SORP Option”) will automatically be granted to the Optionee as of the date of the Annual SORP Exercise Date, having an exercise price equal to 100% of the Fair Market Value of the Stock on the date of exercise of the Option, having a term equal to the original Option Period for the exercised Option giving rise to the grant of the SORP Option, not to exceed a maximum term of ten (10) years and two (2) days from such Annual SORP Exercise Date (subject to any forfeiture provision or shorter limitation on exercise required under the Plan), having an initial exercise date no earlier than six months after the Annual SORP Exercise Date and covering a number of shares of Stock equal to the number of shares of Stock used to pay the exercise price of the Option, plus the number of shares of Stock, if any, withheld or sold to cover income taxes on such exercise. “Annual SORP Exercise Date” shall mean August 1, or if August 1 is not a trading day on the New York Stock Exchange, “Annual SORP Exercise Date” shall mean the next succeeding trading day.  Notwithstanding the foregoing, the Committee may delay the Annual SORP Exercise Date to the extent it determines necessary to comply with regulatory or administrative requirements.  This Restoration Provision shall only be available to the Optionee if the Optionee is an employee or director of the Company, any Subsidiary or any Affiliate on the Annual SORP Exercise Date.  Further, the Stock used by the Optionee to exercise the Option on the Annual SORP Exercise Date must have been owned by the Optionee for a period of at least six months prior to the Annual SORP Exercise Date.  Finally, this Restoration Provision is subject to further terms and conditions contained in the SORP participant and election forms distributed to the Optionee in advance of the Annual SORP Exercise Date and to subsequent amendments to this provision as adopted by the Compensation Committee.

                7.             Transferability of Option.  The Option may be transferred by the Optionee to members of his or her Immediate Family (the children, grandchildren or spouse of the Optionee), to one or more trusts for the benefit of such Immediate Family members or to one or more partnerships where such Immediate Family members are the only partners if (i) at the Committee’s sole and absolute discretion, the Optionee has received express written approval of such transfer from the Committee (ii) the Optionee does not receive any consideration in any form whatsoever for said transfer and (iii) the transfer is not in violation of any applicable federal or state securities laws.  Except as provided in the foregoing sentence, the Option shall not be transferable by the Optionee other than by will or by the laws of descent and distribution.

TERMINATION OF OPTION

                8.             Termination by Death.  If the Optionee’s employment with the Company, any Subsidiary or any Affiliate terminates by reason of death (or if Optionee dies following termination of employment by reason of Disability or Normal Retirement), the Option shall become immediately exercisable and may thereafter be immediately exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, during the period ending on the expiration of the stated term of the Option or the first anniversary of the Optionee’s death, whichever is later.

                9.             Termination by Reason of Disability.  If the Optionee’s employment with the Company, any Subsidiary or any Affiliate terminates by reason of Disability, the Option shall be immediately exercisable and may thereafter be exercised during the period ending on the expiration of the stated term of the Option.

                10.           Termination by Reason of Retirement.  If the Optionee’s employment with the Company, any Subsidiary, or any Affiliate terminates by reason of Normal Retirement, the Option shall become immediately exercisable and may thereafter be exercised during the period ending on the expiration of the stated term of the Option.

                If the Optionee’s employment with the Company, any Subsidiary or any Affiliate terminates by reason of Early Retirement, the Option shall terminate three (3) years from the date of such Early Retirement or upon the expiration of the stated term of the Option, whichever is shorter.  In the event of Early Retirement, there shall be no acceleration of vesting of the Option and the Option may only be exercised to the extent it is or becomes exercisable prior to termination.

                11.           Termination for Cause.  If the Optionee’s employment with the Company, any Subsidiary or any Affiliate is terminated for Cause, the Option shall be immediately forfeited to the Company upon the giving of notice of termination of employment.

                12.           Other Termination.  If the Optionee’s employment with the Company, any Subsidiary or any Affiliate is involuntarily terminated by the Optionee’s employer without Cause, the Option shall terminate three (3) months from the date of termination of employment or upon the expiration of the stated term of the Option, whichever is shorter.  If the Optionee’s employment with the Company, any Subsidiary, or any Affiliate is voluntarily terminated for any reason, the Option shall terminate one (1) month from the date of termination of employment or upon the expiration of the stated term of the Option, whichever is shorter.  In the event of involuntary termination without Cause or voluntary termination, there shall be no acceleration of vesting of the Option and the Option may only be exercised to the extent it is or becomes exercisable prior to such termination.

GENERAL TERMS AND PROVISIONS

                13.           Shares Listed on the Exchange.  The Shares for which the Option is hereby granted shall have been listed on the New York Stock Exchange at the time the Option is exercised.

                14.           Shares May be Newly Issued or Purchased.  The Shares to be delivered upon the exercise of the Option shall be made available, at the discretion of the Company, either from authorized but previously unissued Stock or from Stock held in the treasury of the Company.

                15.           Adjustment of Shares for Recapitalization.  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, an equitable substitution or adjustment shall be made in the number and price of Shares subject to the Option.

                16.           Payment of Taxes.  The Optionee shall, no later than the date as of which the value of any portion of the Option first becomes includable in his/her gross income for Federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee, in its sole discretion, regarding payment of, any Federal, state, local or FICA taxes of any kind required by law to be withheld with respect to the Option.  The obligations of the Company under this Agreement shall be conditional on such payment or arrangements.

                The Optionee may elect, subject to the approval of the Committee, to satisfy his/her Federal, and where applicable, FICA, state and local tax withholding obligations arising from all awards by the reduction in an amount necessary to pay all said withholding tax obligations, of the number of Shares of stock or amount of cash otherwise issuable or payable to said Optionee upon the issuance of Shares or payment of cash in respect of an Option.

                The Company and, where applicable, its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes owed by an Optionee from any payment of any kind otherwise due to said Optionee.

                17.           Headings.  The headings contained herein are for convenience of reference only, do not constitute a part of this Grant Agreement and shall not be deemed to limit or affect any of the provisions hereof.

18.           Notices.  Any notices required by or permitted to be given to the Company under this Agreement shall be made in writing and addressed to the Secretary of the Company in care of the Company’s Legal Department, 6300 Lamar Avenue, Overland Park, Kansas 66202.  Any such notice shall be deemed to have been given when received by the Company.

                19.           Rules of Construction.  This Agreement has been executed and delivered by the Company in Kansas and shall be construed and enforced in accordance with the laws of said State, other than any choice of law rules calling for the application of laws of another jurisdiction.  Should there be any inconsistency or discrepancy between the provisions of this Option and the terms and conditions of the Plan under which this Option is granted, the provisions in the Plan shall govern and prevail.  This Agreement is not an employment contract and the receipt of this Option does not give the Optionee any right to continued employment by the Company, any Subsidiary or any Affiliate for any period.

                20.           Accelerated Exercisability.  Notwithstanding Paragraph 4 above, subject to Section 13 of the Plan, upon the occurrence of a Change in Control the Option shall become immediately exerciseable and may thereafter be exercised up until expiration of the original term of the Option.

                21.           Effective Date Stock Option.  This Option has been executed this          day of                  ,       , effective as of                  ,       .

WADDELL & REED FINANCIAL, INC.

By:

“Company”

“Optionee”